UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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American Spectrum Realty Inc.

(Name of Registrant as Specified In Its Charter)

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AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, TX 77057

Dear Stockholder:

On behalf of the Board of Directors of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), I cordially invite you to attend the Company’s 2008 Annual Meeting of Stockholders, which will be held on Tuesday, May 13, 2008, at 9 a.m., local time, at the office of the Company at 5850 San Felipe, Suite 450, Houston, Texas.

The attached Proxy Statement describes in detail the following matters expected to be acted upon at the Annual Meeting: the election of five nominees for directors of the Company and the ratification of the selection of Hein & Associates, LLP, as the Company’s independent auditors. At the Annual Meeting, we will also report on the Company’s progress and respond to any questions that you may have about the Company’s business.

We sincerely hope that you will be able to attend and participate in the Company’s Annual Meeting of Stockholders. Whether or not you plan to come to the Annual Meeting, however, it is important that your shares be represented and voted at the meeting. You may vote your shares by completing the accompanying proxy card, by a telephone proxy authorization, or by authorizing a proxy electronically via the Internet. Please see the instructions on the accompanying proxy card for details on telephone and electronic proxy voting.

BY RETURNING YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY A TELEPHONE PROXY AUTHORIZATION OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

Sincerely,

William J. Carden
Chairman of the Board

Houston, Texas
March 31, 2008

AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, May 13, 2008

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), will be held on Tuesday, May 13, 2008, at 9 a.m., local time, at the office of the Company located at 5850 San Felipe, Suite 450, Houston, Texas.

At the Annual Meeting, stockholders will be asked:

1. To elect five directors to serve until the Company’s next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

2. To ratify the selection of Hein & Associates, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on March 14, 2008, as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the Record Date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or letters from a bank or broker are examples of proof of ownership. If you own shares of the Company’s Common Stock beneficially, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By Order of the Board of Directors

G. Anthony Eppolito, Secretary

Houston, Texas
March 31, 2008

AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe, Suite 450
Houston, Texas 77057

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2008

General

This Proxy Statement is provided to the stockholders of American Spectrum Realty, Inc., a Maryland corporation (the “Company”), in order to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 13, 2008, at 9 a.m., local time, at 5850 San Felipe, Suite 450, Houston, Texas, and any adjournments or postponements thereof (the “Annual Meeting”). The Board of Directors (the “Board”) knows of no matters to come before the Annual Meeting other than those referred to in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about March 31, 2008.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share (the “Common Stock”), of the Company.

Voting Procedures

Only those holders of Common Stock of record as of the close of business on March 14, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted. A total of 1,380,714 shares of Common Stock were issued and outstanding as of the Record Date.

The presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote, whether in person or by proxy, is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the existence of a quorum. Directors are elected by a plurality of the votes cast. For purposes of the election of directors, abstentions will have no effect on the result of the vote. The ratification of the selection of Hein & Associates, LLP, as the Company’s independent auditors for fiscal year ending December 31, 2008, requires a majority of the votes cast at the Annual Meeting on that matter. It is expected that brokers will have discretionary power to vote on each of these proposals.

Shares represented by properly executed proxies in the form enclosed that are timely received by Mellon Investor Services, as the Tabulator for the Company, and not revoked will be voted as instructed on the proxy. If instructions are not given on a properly executed and returned proxy, the shares represented thereby will be voted (i) FOR the election of each of the six nominees for director, and (ii) FOR the ratification of the selection of Hein & Associates, LLP to serve as independent auditors of the Company. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote such proxies in accordance with their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to voting.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is voted. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

Background

Substantially all of the Company’s assets are held through an operating partnership (the “Operating Partnership”) in which the Company held a .98% general partner interest and an 87.07% limited partner interest as of February 29, 2008. Holders of limited partnership units in the Operating Partnership (“OP Units”) have the proportionate rights to distributions as they would as holders of the Common Stock issuable upon redemption of their OP Units, subject to legal restrictions on distribution. These holders also have the right to have their OP Units redeemed by the Operating Partnership and to receive, at the Company’s option, in exchange for each four OP Units, either one share of Common Stock or cash equal to the fair market value of one share of Common Stock at the date of exchange, but no fractional shares will be issued.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

Stockholders will be asked at the Annual Meeting to elect five directors, who will constitute the full Board of Directors. Each elected director will hold office until the next Annual Meeting of Stockholders or until the director’s successor is duly elected and qualifies. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board to replace that nominee.

Stockholders may withhold authority to vote for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AS TO ALL on the proxy card, or (ii) for any one or more individual nominees, by checking the box marked FOR ALL EXCEPT on the proxy card and writing the name of excepted individual nominees in the space provided on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

The following five persons have been selected by the Nominating/Corporate Governance Committee of the Board as nominees for election to the Board of Directors:

Timothy R. Brown	William W. Geary, Jr.
William J. Carden	Presley E. Werlein, III
John N. Galardi

All five nominees are incumbent directors. The Company has not paid any third parties to assist in the process of identifying or evaluating candidates for the Board, and it has not rejected any candidates put forward by any stockholder or group of stockholders owning more than 5% of the Company’s stock. The Board knows of no reason why any of these nominees would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board may recommend. Information concerning the directors is set forth under “Board of Directors and Executive Officers”.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect a director.

The Board of Directors recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the directors and executive officers of the Company:

NAME	POSITION	AGE	TIME IN OFFICE

William J. Carden	Chairman of the Board,	63	Since 2000
	Chief Executive Officer and President		Since 2002
G. Anthony Eppolito	Chief Financial Officer,	40	Since 2007
	Vice President, Treasurer and Secretary		Since 2006
Richard M. Holland	Vice President	54	Since 2006
Timothy R. Brown	Director	61	Since 2000
John N. Galardi	Director	70	Since 2003
William W. Geary, Jr.	Director	65	Since 2000
Presley E. Werlein, III	Director	61	Since 2006

William J. Carden — Mr. Carden is Chairman of the Board, Chief Executive Officer and President (positions he has held since the formation of the Company). Mr. Carden served as the Company’s Acting Chief Financial Officer from August 2002 to March 2007. He received an accounting degree from California State University, in Long Beach, California.

G. Anthony Eppolito — Mr. Eppolito was appointed Chief Financial Officer in March 2007. Mr. Eppolito has served as Vice President, Treasurer and Secretary since January 2006 and as Controller since November 2004. Mr. Eppolito has been with the Company since inception and served as Assistant Controller from March 2002 through October 2004. Mr. Eppolito holds a Bachelor of Business Administration in Accounting from Texas A&M University in College Station, Texas and is a Certified Public Accountant.

Richard M. Holland — Mr. Holland was appointed Vice President in January 2006. Mr. Holland has served as Director of Leasing for the Company since October 2002. Mr. Holland’s experience includes in excess of twenty years of leasing experience with a wide variety of tenants and has a broad knowledge of office, industrial and retail properties. Mr. Holland holds a Bachelor of Business Administration in Marketing from the University of Houston in Clear Lake, Texas and has held a Texas Real Estate Broker’s license since 1981. Mr. Carden is the uncle of Mr. Holland.

Timothy R. Brown — Mr. Brown is a director of the Company and has been a Senior Partner in the law firm of Thompson & Knight L.L.P. since 1999. He received his B.A. from Stanford University and his JD from the University of Texas School of Law. Mr. Brown is Chairman of the Company’s Compensation and Nominating/Corporate Governance Committees and is a member of the Company’s Audit Committee.

John N. Galardi — Mr. Galardi is a director of the Company. Mr. Galardi has been the Chairman and Chief Executive Officer of Galardi Group, Inc., a privately-held franchising company encompassing more than 450 restaurants, including the Wienerschnitzel and Tastee Freez chains. Mr. Galardi has been a director of CGS Real Estate Company, Inc. (“CGS”) since 1989. Mr. Galardi served on the Boards of BCT International, Inc. in Fort Lauderdale, Florida, and Renovar Energy Corporation in Midland, Texas. He has also served on the Board of Advisors of National Bank of Southern California and Marine National Bank. Mr. Galardi attended Southwest Baptist University in Missouri.

William W. Geary, Jr. — Mr. Geary is a director of the Company and has served as the President of Carlsberg Management Company, a real estate development company, since February 1986. Mr. Geary received his M.B.A. and B.S. degrees from Northwestern University in Chicago, Illinois. Mr. Geary holds the designations of Charter Financial Analyst, Certified Property Manager (CPM), Specialist in Real Estate Securities (SRS) and the Certified Commercial-Investment Member (CCIM). He is a Member of Los Angeles Society of Security Analysts. Mr. Geary is a member of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees.

Presley E. Werlein, III — Mr. Werlein is a shareholder in Werlein & Harris, P.C., a certified public accounting firm in Houston, Texas. He serves as President and Chief Executive Officer of Noise Reduction Technologies, Inc., a holding company that owns Executive Wall Concepts, Inc., which is a specialty subcontractor specializing in acoustical fabric panels. Mr. Werlein is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting from the University of Texas in Austin, Texas. Mr. Werlein is Chairman of the Company’s Audit Committee and is a member of the Company’s Compensation and Nominating/Corporate Governance Committees.

The Company has adopted Standards of Business Conduct, a copy of which is available on the Company’s website: www.americanspectrum.com, which are applicable to its executive officers and directors.

Director Independence

The Board has determined that each person who served as a director during 2007, other than Mr. Carden and Mr. Galardi, was and is “independent” under the standards of the American Stock Exchange (“Amex”) applicable to the Company.

Information on Meetings and Committees of the Board of Directors

In 2002, the Board established an Audit Committee and a Compensation Committee and in January 2003 established a Nominating/Corporate Governance Committee. During 2007, the Board held four meetings. During 2007, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Nominating/Corporate Governance Committee held one meeting. All directors attended at least 75% of the meetings of the Board and the committees of which they are members.

Audit Committee

The Audit Committee is composed of Mr. Werlein, Mr. Brown and Mr. Geary. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the Amex. The Board has determined that Mr. Werlein is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission (“SEC”). In 2007, the Audit Committee held regular and quarterly meetings throughout the year. The Audit Committee has the authority, among other things, to appoint and dismiss the Company’s independent auditors, discuss the scope and results of the audit with the independent auditors, review with management and the independent auditors the Company’s interim and year-end operating results, consider the adequacy of the Company’s internal accounting controls and audit procedures and review non-audit services to be performed by the independent auditors.

Report of the Audit Committee

The Audit Committee is composed of three directors, acts under the written charter adopted and approved by the Board, and is independent, within the meaning of the listing standards of the Amex. A copy of the charter can be found on the Company’s website at www.americanspectrum.com. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee assists the Board in its oversight of the Company’s financial reporting process and selects the independent auditors. The Committee receives information from, consults with, and provides its views and direction to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.

In this context, the Audit Committee (i) appointed the independent auditors (see Proposal Number Two — Ratification of Selection of Independent Auditors) and (ii) reviewed and discussed with management and Hein & Associates, LLP the Company’s audited financial statements for 2007. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditors’ provision of certain non-audit services, namely tax return preparation, to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for 2007.

Respectfully submitted,

AUDIT COMMITTEE
Presley E. Werlein III, Chairman
Timothy R. Brown
William W. Geary, Jr.

Nominating Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) was established by the Board in 2003 and is composed of Mr. Brown, Mr. Geary and Mr. Werlein, each of whom is independent within the meaning of the listing standards of the Amex. The Nominating Committee has a charter, a copy of which can be found on the Company’s website at www.americanspectrum.com. The Nominating Committee selects or recommends that the Board select all candidates for all directorships and will consider candidates put forward by stockholders, who should follow the procedures set forth below under “Stockholder Proposals for the Company’s 2009 Annual Meeting.” In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include ensuring that the Board of Directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating Committee also may consider the extent to which the candidate would fill a particular need on the Board.

Compensation Committee

The Compensation Committee was established by the Board in 2002 and is composed of Mr. Brown, Mr. Geary and Mr. Werlein. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries. The Compensation Committee has the authority to review and approve salary arrangements, including grants of annual incentive awards for the Company’s directors, officers and other employees, adopt and amend employment agreements for its officers and other employees, and administer the Company’s stock plan. The Compensation Committee has full authority to determine executive and director compensation. Management recommendations may be considered by the Compensation Committee. The Compensation Committee does not generally engage compensation consultants but may do so in the future. The Compensation Committee has a charter, a copy of which can be found on the Company’s website at www.americanspectrum.com.

Executive Compensation

The following table sets forth the compensation paid by the Company to its three executive officers (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE

						Non-Equity
Name and Principal				Stock		Incentive Plan
Position	Year	Salary ($)	Bonus ($)	Awards ($)		Compensation ($)	Total ($)

William J. Carden	2007	531,041	—	11,375	(a)	—	542,416
Chief Executive Officer	2006	482,000	—	—		—	482,000
G. Anthony Eppolito	2007	157,615	—	17,063	(a)	—	174,678
Chief Financial Officer	2006	127,171	10,000	—		—	137,171
Richard M. Holland	2007	196,346	—	22,750	(a)	—	219,096
Vice President	2006	177,231	—	—		11,805	189,036

(a)	Represents the following number of restricted shares granted on May 8, 2007: Mr. Carden 500; Mr. Eppolito 750; and Mr. Holland 1,000. The dollar value is based on the fair market value on the date of grant. The restricted shares are subject to repurchase by the Company upon termination of the individual’s employment for a price of $.04 per share. The repurchase restriction lapses in three equal installments on the first, second and third anniversary of the grant date. The recipients of restricted stock paid no consideration to the Company for their shares, have the right to vote their shares, to receive and retain all cash dividends payable to the Company’s stockholders and to exercise all rights, powers and privileges of a stockholder, with the exception that the recipient may not transfer the Common Stock during the restricted period.

Stock Incentive Plan

The Company has in effect Omnibus Stock Incentive Plan (the “Plan”), which was established by the Board in 2001, is administered by the Compensation Committee and provides for the granting of options, stock appreciation rights, restricted stock and performance units and shares, as may be determined by the Board. Under the Plan, up to a total of 180,000 shares of the Company’s Common Stock may be issued to executive officers, directors or other key employees of the Company. Options to acquire Common Stock are expected to be in the form of incentive and non-qualified stock options and are exercisable for up to ten years following the date of the grant. The Board sets the exercise price of each option, but the Plan requires that the exercise price per share equal or exceed the fair market value of the Company’s Common Stock on the grant date.

Employment Agreements

The Company’s Named Executive Officers do not have employment contracts.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding option award and stock awards as of December 31, 2007 by the Named Executive Officers.

	Option Awards			Stock Awards
	Number of
	securities				Market value of
	underlying			Number of shares of	shares of stock
	unexercised options	Option exercise	Option expiration	stock that have not	that have not
Name	(#)(a)	price per share ($)	date	vested (#)(b)	vested ($)(c)

William J. Carden	3,125	$60.00	10/15/2011	500	11,375
G. Anthony Eppolito	—	—	—	750	17,063
Richard M. Holland	—	—	—	1,000	22,750

(a)	Represents stock options of 3,125 granted on October 15, 2001. The options vested over a three-year period in annual installments with the first 25% vesting on the date of grant. Accordingly, all options are currently vested.

(b)	Represents restricted shares granted on May 8, 2007. The restricted shares are subject to repurchase by the Company upon termination of the individual’s employment for a price of $.04 per share. The repurchase restriction lapses in three equal installments on the first, second and third anniversary of the date of grant.

(c)	The market value of shares is based on the fair market value on the date of grant.

Compensation of Directors

Each non-employee director receives $12,000 annually for serving on the Board, $1,000 for each meeting attended in person and $500 for each telephonic meeting in which the director participates, including any committee meetings. A director may elect to receive the fee in cash or in Common Stock valued at its then fair market value. Each director is also reimbursed for travel expenses for attending meetings. During 2007, each non-employee director was also granted 500 shares of restricted stock, which vest in three equal installments on the first, second and third anniversary of the grant date.

The following table sets forth information regarding director compensation for the year ended December 31, 2007 (excludes Named Executive Officers).

DIRECTOR COMPENSATION

	Fees earned or
Name	paid in cash	Stock awards ($) (a)	Option awards ($) (b)	Total ($)

Timothy R. Brown	17,500	11,375	—	28,875
John N. Galardi	13,500	11,375	—	24,875
William W. Geary, Jr.	20,500	11,375	—	31,875
John F. Itzel	18,000	11,375	—	29,375
Presley E. Werlein, III	20,000	11,375	—	31,375

(a)	The market value of the shares is based on the fair market value on the date of grant. At December 31, 2007, the aggregate number of stock awards outstanding was: Mr. Brown — 500, Mr. Galardi — 500: Mr. Geary — 500; Mr. Itzel — 0; and Mr. Werlein — 500.

(b)	At December 31, 2007, the aggregate number of option awards outstanding was: Mr. Brown — 8,750; Mr. Galardi — 6,250; Mr. Geary — 8,750; Mr. Itzel — 3,437; and Mr. Werlein — 2,500. Of these option awards outstanding, the aggregate number vested was: Mr. Brown — 7,813; Mr. Galardi — 5,313; Mr. Geary — 7,813; Mr. Itzel — 2,500; and Mr. Werlein — 1,250.

SECURITY OWNERSHIP OF
MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of Common Stock as of February 29, 2008, by (i) each of the Company’s directors and nominees, (ii) each of the executive officers, (iii) all directors, nominees and executive officers as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company’s directors, nominees, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the

Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

		PERCENTAGE
	NUMBER OF SHARES OF	OF OUTSTANDING
NAME OF BENEFICIAL OWNER (1)	COMMON STOCK (2)	COMMON STOCK (3)

William J. Carden(4)	576,830	37.2%
John N. Galardi(5)	515,137	34.7%
Timothy R. Brown(6)	62,357	4.5%
William W. Geary, Jr.(7)	8,313	*
Presley E. Werlein, III(8)	1,750	*
Richard M. Holland(9)	1,000	*
G. Anthony Eppolito(10)	750	*
All Directors, Nominees and Executive Officers as a Group (7 persons)(11)	817,543	52.0%
John V. Winfield(12)	180,975	13.1%

*	Less than 1%

(1)	Except as specifically noted in the footnotes below, the address of each of the named beneficial owners is c/o American Spectrum Realty, Inc., 5850 San Felipe Road, Suite 450, Houston, Texas 77057.

(2)	For each beneficial owner, includes Common Stock subject to options or conversion rights exercisable, respectively, within 60 days of February 29, 2008. Includes, as to Mr. Carden and Mr. Galardi, Common Stock issuable upon exchange of Operating Partnership Units.

(3)	The percentage ownership is based on 1,380,714 outstanding shares of Common Stock as of February 29, 2008 as well as shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(4)	Includes 240,082 shares of Common Stock and 166,682 shares of Common Stock issuable on exchange of Operating Partnership Units owned by Mr. Carden and the persons or entities listed as follows: (i) 19,600 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden’s children, as to which Michael L. Matkins is trustee, (ii) 71,813 shares of Common Stock and 40,066 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden’s spouse, (iii) 1,500 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (iv) 11,382 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr. Carden, (v) 166,769 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden. Certain shares referenced above may be deemed to be beneficially owned by Mr. Carden and may also be deemed to be beneficially owned by Mr. Galardi. Mr. Carden disclaims beneficial ownership of the shares and Operating Partnership Units held by his spouse and trusts for his children. Includes 43,095 shares owned jointly with Mr. Galardi and Mr. Brown as Tenants in Common. Also includes 3,125 shares of Common Stock which Mr. Carden has the right to acquire upon the exercise of stock options within sixty days of February 29, 2008 and 500 shares of restricted stock granted on May 8, 2007, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(5)	Includes 203,192 shares of Common Stock and 1,134 shares issuable upon exchange of Operating Partnership Units owned by Mr. Galardi. Includes 166,769 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies in which Mr. Galardi owns a significant interest. Certain shares referenced above may be deemed to be beneficially owned by Mr. Galardi and may also be deemed to be beneficially owned by Mr. Carden. Includes 43,095 shares owned jointly with Mr. Carden and Mr. Brown as Tenants in Common. Also includes 5,313 shares, which Mr. Galardi has the right to acquire upon the exercise of stock options within sixty days of February 29, 2008 and 500 shares of restricted stock granted May 8, 2007, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(6)	Includes 1,450 shares of Common Stock held in an IRA and 9,499 shares held in a trust in which Mr. Brown is trustee, each reported as indirectly beneficially owned by Mr. Brown. Includes 43,095 shares owned jointly with Mr. Carden and Mr. Galardi as Tenants in Common. Includes 7,813 shares of Common Stock, which Mr. Brown has the right to acquire upon the exercise of stock options within sixty days of February 29, 2008. Also includes 500 shares of restricted stock granted May 8, 2007, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(7)	Includes 7,813 shares of Common Stock which Mr. Geary has the right to acquire upon the exercise of stock options within sixty days of February 29, 2008. Also includes 500 shares of restricted stock granted May 8, 2007, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(8)	Includes 1,250 shares of Common Stock which Mr. Werlein has the right to acquire upon the exercise of stock options within sixty days of February 29, 2008. Also includes 500 shares of restricted stock granted May 8, 2007, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(9)	Represents restricted shares granted May 8, 2007, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(10)	Represents restricted shares granted May 8, 2007, which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant.

(11)	Includes (i) 19,600 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden’s children, as to which Michael Matkins is trustee, (ii) 71,813 shares of Common Stock and 40,066 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden’s spouse, (iii) 1,500 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (iv) 11,382 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr. Carden, (v) 166,769 shares of Common Stock and 95,634 shares issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden and in which Mr. Galardi owns a significant interest, (vi) 1,134 shares issuable upon exchange of Operating Partnership units owned by Mr. Galardi; (vii) 1,450 shares held in an IRA and 9,499 shares held in a trust in which Mr. Brown is trustee, each reported as indirectly beneficially owned by Mr. Brown, (viii) 2,250 shares of restricted stock granted May 8, 2007 to certain executive officers and directors which vest in three equal annual installments with the first installment vesting on the anniversary of the date of grant, and (ix) 25,313 shares of Common Stock, which certain executive officers and directors have the right to acquire upon the exercise of stock options within sixty days of February 29, 2008. Mr. Carden disclaims beneficial ownership of the shares and Operating Partnership Units held by his spouse and trusts for his children.

(12)	Mr. Winfield’s address is 820 Moraga Drive, Los Angeles, California 90049.

In December 2007, Messrs. Brown, Carden and Galardi filed a 10b-5.1 trading plan with the SEC to jointly purchase up to 300,000 shares, commencing December 26, 2007; through February 29, 2008, they have jointly purchased 43,095 shares.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership of, and transactions in, the Company’s securities with the SEC, the Amex and the Company. Based solely on the review of copies of such filings received by the Company or any written representations from certain reporting persons, the Company believes that its directors, officers and 10% or more stockholders timely filed all reports required of them during 2007 under Section 16(a).

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

During 2007, the Company entered into a lease agreement with Galardi Group on 15,297 square feet of office space at the Company’s 7700 Irvine Center property. John N. Galardi, principal stockholder and director of the Company, is a principal stockholder, director and officer of Galardi Group. The lease commenced March 1, 2008 and has a five year term. The annual base rent due to the Company pursuant to the lease is $504,081.

In July 2006, the Company reimbursed Mr. Galardi $250,810 for legal fees paid by him in prior years. The fees were incurred in connection with Mr. Galardi’s defense of a litigation matter in which he was named as a defendant by reason of his association with the Company. Expenses not previously recognized on this obligation, which totaled approximately $174,000, were expensed during 2006.

PROPOSAL NUMBER TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Hein & Associates, LLP has been selected by the Audit Committee as the Company’s independent auditors for the year ending December 31, 2008. Hein & Associates, LLP also served as the Company’s independent auditors for each of the years ended December 31, 2007 and 2006.

Representatives of Hein & Associates, LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions. The Audit Committee carefully considered Hein & Associates’ qualifications and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of Hein & Associates, LLP. If the stockholders ratify the selection of Hein & Associates, LLP, the Audit Committee may still, in its discretion, decide to appoint a different independent audit firm, at any time during the year 2008, if it concludes that such a change would be in the best interests of the Company and the stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of the accounting firm.

The Audit Committee reviewed and pre-approved all audit and permissible non-audit services performed by Hein & Associates, LLP, as well as the fees paid for such services. Fees paid to Hein & Associates, LLP in 2007 and 2006 were as follows:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees

2007	$107,694	—	—	—
2006	$110,858	—	—	—

Required Vote

A majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the selection of Hein & Associates, LLP, as the Company’s independent auditors for the year 2008.

The Board of Directors recommends a vote FOR Proposal Number Two.

ANNUAL REPORT AND
FINANCIAL STATEMENTS OF THE COMPANY

Copies of the Company’s Annual Report to Stockholders for 2007 are being mailed to the stockholders with this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K filed with the SEC will be furnished to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. Written requests should be sent to American Spectrum Realty, Inc., 5850 San Felipe, Suite 450, Houston, Texas, 77057, Attention: Investor Relations.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

Stockholders who desire to communicate with the Board or with specified members of the Board should send any such communications in writing in care of the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas 77057 or by email to aeppolito@americanspectrum.com. The Secretary will review all such communications and will pass on to the appropriate directors all communications other than those which are merely solicitations for products or services, items of a personal nature not relevant to the stockholders and other matters that are of a type which render them improper or irrelevant to the functioning of the Board and the Company.

The Company strongly encourages each director to attend, and expects that each director will attend, the Annual Meeting of Stockholders. Mr. Carden, Mr. Brown, Mr. Galardi, Mr. Geary and Mr. Werlein attended the Company’s 2007 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS
FOR THE COMPANY’S 2009 ANNUAL MEETING

Typically, in order to be considered for inclusion in the Company’s proxy materials for an annual meeting, stockholder proposals and nominations that are intended to be presented at that meeting must be received by the Secretary of the Company, in writing, no later than 120 days before the first anniversary from the date that the proxy statement for the prior year’s annual meeting was released to the stockholders. To present a proposal or nomination for inclusion in the proxy materials for the 2009 Annual Meeting, the proposal or nomination must be delivered to the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas 77057, not later than November 30, 2008. Other stockholder proposals to be brought before the 2009 Annual Meeting will be considered untimely in accordance with the Company’s bylaws unless they are delivered to the Secretary of the Company at 5850 San Felipe, Suite 450, Houston, Texas, 77057, between November 30, 2008 and December 30, 2008.

OTHER INFORMATION

Proxy authorizations submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on May 12, 2008. To authorize a proxy by the Internet or by telephone, please see the instructions on the proxy card enclosed with these materials. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

G. Anthony Eppolito, Secretary

Houston, Texas
March 31, 2008

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1.	Election of Directors
						FOR	AGAINST	ABSTAIN
Nominees: 01 Timothy R. Brown,		FOR ALL the nominees listed	WITHHOLD AS TO ALL	2. Ratification of appointment of Hein & Associates, LLP as Independent Auditors for fiscal year 2008.		☐	☐	☐
02 William J. Carden, 03 John N. Galardi,		to the left (except as marked to the contrary below)	the nominees listed to the left
04	Wiiliam W. Geary, Jr., and	☐	☐
The Proxy holder may vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

05	Presley E. Werlein, III

Withheld for the nominees you list below: ( Write that nominee’s name in the space provided below.)				Mark this box if you plan to attend the meeting.	☐

					Dated:			, 2008

Signature

Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/aqq
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

AMERICAN SPECTRUM REALTY, INC.
Proxy Solicited by the Board of Directors for the Annual Meeting
of Stockholders to be held on May 13, 2008

      The undersigned stockholder of American Spectrum Realty, Inc. (“American Spectrum”) hereby appoints William J. Carden and G. Anthony Eppolito, and each of them individually, with full power of substitution in each of them, attorneys and proxies for the undersigned and authorizes them to represent, with all powers possessed by the undersigned as if personally present at the meeting, and vote all of the shares of common stock of American Spectrum which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at the office of the Company at 5850 San Felipe, Suite 450, Houston, TX, on May 13, 2008 at 9:00 a.m., local time, and at any adjournments or postponements of such meeting, on the proposals listed on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 31, 2008, and the accompanying Proxy Statement and revokes any proxy previously given with respect to such meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side please mark, sign, date and return this proxy using the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your American Spectrum Realty, Inc.account online.
Access your American Spectrum Realty, Inc. stockholder account online via Investor ServiceDirect® (ISD).
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